SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

December 30, 2003

CYCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27470	54-1725021

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3136
Warrenton, Virginia 20188

(Address of principal executive offices) (Zip Code)

(540) 351-0785

(Registrant’s telephone number)

Item 2.01. Dissolution and final distribution

     CYCH, Inc., f/k/a CyberCash, Inc. (“CYCH”) filed a certificate of dissolution in accordance with Section 275 of the Delaware General Corporation Law. Such dissolution was deemed to have occurred and was authorized by the Order Confirming Debtor’s First Amended Liquidating Plan of Reorganization entered on November 7, 2001, effective November 18, 2001 by the United States Bankruptcy Court for the District of Delaware (Case No. 01-0622 (MFW) (the “Plan”).

     CYCH is liquidating assets and distributing proceeds to former shareholders in accordance with the Plan. On December 30, 2004, CYCH will distribute, from available cash, a liquidating dividend totaling $0.0125 (1.25 cents) per share to holders of rights to CYCH’s liquidating dividends (“Rights Holders”). The distribution will be to Rights Holders on record as of December 28, 2004. CYCH believes that this distribution represents its final liquidating dividend.

     The Certificate of Dissolution is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit

99.1	Certificate of Dissolution dated 30 December 2003

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2004

CYCH, Inc.
By:	/s/ Thomas LaHaye
Thomas LaHaye
	Title:	Bankruptcy Plan Administrator

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